EXHIBIT 99.1

Two River Bancorp Reports 2017 Second Quarter Financial Results Highlighted by a 23.2% Increase in Net Income

TINTON FALLS, N.J., July 25, 2017 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported financial results for the second quarter and six months ended June 30, 2017. All share and per share data for all referenced reporting periods have been adjusted for a 5% stock dividend paid on February 28, 2017.

2017 Second Quarter Operating and Financial Highlights
(all comparisons to the same prior year’s quarter unless otherwise noted)

  Net income increased 23.2% to $2.13 million, or $0.25 per diluted share, from $1.73 million, or $0.20 per diluted share. The 2017 quarter included a benefit to income tax expense related to the adoption of ASU 2016-09, Compensation - Stock Compensation, Improvements to Employee Share-Based Payment Accounting, which increased net income by $145,000, or $0.02 per diluted share.
  Non-interest income increased 31.9% to $1.54 million, as a result of a 68.7% increase in mortgage banking revenue, higher gains on the sale of SBA loans and other loan fees.
  Return on average assets (ROAA) improved to 0.87%, compared to 0.78%.
  Return on average equity (ROAE) improved to 8.26%, compared to 7.28%.
  Non-performing assets to total assets were 0.32% at June 30, 2017, an increase from 0.19% at December 31, 2016 and 0.22% at June 30, 2016.
  Tangible book value per share was $10.25 at June 30, 2017, compared to $9.88 at December 31, 2016 and $9.34 at June 30, 2016.
  Total assets at June 30, 2017 were $983.1 million, compared to $940.2 million at December 31, 2016.
  Total loans as of June 30, 2017 were $794.9 million, up 5.6% from $753.1 million at December 31, 2016.
  Total deposits as of June 30, 2017 were $810.7 million, up 4.4% from $776.6 million at December 31, 2016.

Management Commentary
William D. Moss, President and CEO, stated, “The Company reported an excellent quarter highlighted by higher net income, loan and deposit growth, and success in increasing non-interest income. We have grown the loan portfolio by $41.8 million since year-end 2016, and will continue to benefit from a strong pipeline within our core markets of Monmouth, Middlesex, Union and Ocean Counties. The largest component continues to be CRE lending, which is expected to be a principal driver of revenues throughout the remainder of 2017. We are also seeing significant contributions from virtually all aspects of our business resulting in, among other things, additional non-interest income. Our mortgage banking business has experienced accelerating growth, which is evidence that our proactive approach in cultivating a vast network of referral sources and improving the Bank’s brand recognition throughout our densely populated marketplace is working. The Company’s gain on sales of SBA loans increased significantly on both a linked quarter and year-to-date basis, and this trend is expected to continue in the current quarter.”

Mr. Moss concluded, “In keeping with our Strategic Plan, which includes optimizing the profitability of our branch network, the Company will be closing two branches and consolidating them into a new location, which will provide cost efficiency and greater market share potential. We expect to open a new branch in Sea Girt, along the Route 35 corridor in Monmouth County, and will integrate the operations of our Allaire office in Wall Township and our office in Manasquan into this branch in the third quarter of 2017. We anticipate annual pre-tax expense savings of approximately $300,000 beginning in the fourth quarter of 2017.”

Dividend Increased to $0.045 per share
On July 19, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.045 per share, payable on August 29, 2017 to shareholders of record as of the close of business on August 11, 2017. This marks the 18th consecutive quarterly cash dividend and represents a 12.5% increase from the prior quarter, which is in addition to the 5% stock dividend paid in February 2017.

Key Quarterly Performance Metrics

	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	6 Mo. Ended	6 Mo. Ended
	2017	2017	2016	2016	2016	6/30/2017	6/30/2016
Net Income (in thousands)	$2,128	$1,802	$2,567	$2,644	$1,727	$3,930	$3,420
Earnings per Common Share – Diluted	$0.25	$0.21	$0.30	$0.31	$0.20	$0.45	$0.40
Return on Average Assets	0.87%	0.76%	1.08%	1.16%	0.78%	0.81%	0.78%
Return on Average Tangible Assets(1)	0.88%	0.77%	1.10%	1.19%	0.80%	0.83%	0.80%
Return on Average Equity	8.26%	7.18%	10.25%	10.81%	7.28%	7.73%	7.26%
Return on Average Tangible Equity(1)	10.01%	8.74%	12.53%	13.29%	8.98%	9.39%	8.98%
Net Interest Margin	3.49%	3.45%	3.43%	3.55%	3.57%	3.47%	3.57%
Non-Performing Assets to Total Assets	0.32%	0.18%	0.19%	0.20%	0.22%	0.32%	0.22%
Allowance as a % of Loans	1.25%	1.25%	1.27%	1.25%	1.30%	1.25%	1.30%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition
The components of the Company’s loan portfolio at June 30, 2017 and December 31, 2016 are as follows:

	(in thousands)
	June 30, 2017	December 31, 2016
Commercial and industrial	$99,688	$93,697
Real estate – construction	112,102	111,914
Real estate – commercial	496,400	460,685
Real estate – residential	59,624	59,065
Consumer	27,828	28,279
Unearned fees	(734)	(548)
	794,908	753,092
Allowance for loan losses	(9,953)	(9,565)
Net Loans	$784,955	$743,527

Deposit Composition
The components of the Company’s deposits at June 30, 2017 and December 31, 2016 are as follows:

	(in thousands)
	June 30, 2017	December 31, 2016
Non-interest-bearing	$172,737	$160,104
NOW accounts	184,534	152,771
Savings deposits	260,715	261,438
Money market deposits	63,474	62,495
Listed service CD’s	41,949	47,648
Time deposits / IRA	56,044	56,489
Wholesale deposits	31,272	35,622
Total Deposits	$810,725	$776,567

2017 Second Quarter Financial Review

Net Income
Net income for the three months ended June 30, 2017 increased 23.2% to $2.13 million, or $0.25 per diluted common share, compared to $1.73 million, or $0.20 per diluted common share, for the same period last year. The increase was largely due to both higher net interest income and non-interest income, coupled with a benefit to income tax expense related to the adoption of ASU 2016-09, Compensation - Stock Compensation, Improvements to Employee Share-Based Payment Accounting, which increased net income by $145,000, or $0.02 per diluted share.  On a linked quarter basis, second quarter 2017 net income increased 18.1% from the first quarter of 2017.

Net income for the six months ended June 30, 2017 increased 14.9% to $3.93 million, or $0.45 per diluted share, compared to $3.42 million, or $0.40 per diluted share, in the same prior year period.

Net Interest Income
Net interest income for the quarter ended June 30, 2017 was $7.96 million, an increase of 9.5% compared to $7.27 million in the corresponding prior year period. This was largely due to an increase of $95.3 million, or 11.6%, in average interest-earning assets, primarily attributable to growth in the loan portfolio. On a linked quarter basis, net interest income increased $328,000, or 4.3%, from $7.63 million.

For the first half of 2017, net interest income increased 8.3% to $15.6 million from $14.4 million in the prior year period.

Net Interest Margin
The Company reported a net interest margin of 3.49% for the second quarter of 2017, compared to 3.45% in the first quarter of 2017 and 3.57% reported for the second quarter of 2016. The net interest margin improvement from the first quarter of 2017 was the result of slightly higher yielding interest-earning assets coupled with a higher level of average non-interest-bearing demand deposits.

The net interest margin for the first half of 2017 was 3.47%, compared to 3.57% in the prior year period.

Non-Interest Income
Non-interest income for the quarter ended June 30, 2017 totaled $1.54 million, an increase of $372,000, or 31.9%, compared to the same period in 2016. Residential mortgage banking revenue increased $193,000, or 68.7%, which included an $86,000 gain from the sale of $3.6 million of portfolio adjustable rate mortgages.  Additionally, higher gains from the sale of SBA loans and other loan fees, primarily due to higher loan prepayment fees, contributed to the increase.

On a linked quarter basis, non-interest income increased by $413,000, or 36.7%, from the first quarter of 2017, mainly due to higher gains on the sale of SBA loans, residential mortgage banking revenues, and other loan fees.

For the six months ended June 30, 2017, non-interest income increased $604,000, or 29.3%, to $2.7 million from the same period in 2016.

Non-Interest Expense
Non-interest expense for the quarter ended June 30, 2017 totaled $6.07 million, an increase of $692,000, or 12.9%, from the $5.38 million reported in same period in 2016, primarily due to salary increases and higher loan workout expenses. On a linked quarter basis, non-interest expense increased $294,000, or 5.1%, largely due to higher loan workout expenses and other operating expenses.

For the six months ended June 30, 2017, non-interest expense increased $1.07 million, or 9.9%, to $11.8 million compared to the same prior year period.

Provision for Loan Losses
During the quarter, a provision for loan losses of $375,000 was expensed, compared to $390,000 in the same prior year period. The majority of the second quarter 2017 provision was to support the Company’s strong loan growth. The Company had $11,000 in net loan recoveries during the quarter, compared to $65,000 in net loan recoveries during the same period last year. For the first half of 2017, a provision of $600,000 was expensed, compared to $390,000 for the same prior year period. The Company had $212,000 of net loan charge-offs during the first half of 2017, compared to $315,000 in net loan recoveries in the same prior year period.

As of June 30, 2017, the Company's allowance for loan losses was $9.95 million, as compared to $9.57 million as of December 31, 2016. The loss allowance as a percentage of total loans was 1.25% at June 30, 2017 compared to 1.27% at December 31, 2016.

Financial Condition / Balance Sheet

At June 30, 2017, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 8.95%, its common equity Tier 1 to risk weighted assets ratio was 10.08%, its Tier 1 capital to risk weighted assets ratio was 10.08%, and its total capital to risk weighted assets ratio was 12.40%.

Total assets as of June 30, 2017 were $983.1 million, an increase of 4.6% compared to $940.2 million as of December 31, 2016.

Total loans as of June 30, 2017 were $794.9 million, an increase of 5.6% compared to $753.1 million at December 31, 2016.

Total deposits as of June 30, 2017 were $810.7 million, an increase of 4.4% compared to $776.6 million as of December 31, 2016. Core checking deposits at June 30, 2017 increased to $357.3 million, up $44.4 million, or 14.2% from year-end. This growth was primarily driven by a new municipal relationship in the first half of 2017 and the Company’s focus on building core checking account deposit relationships.

Asset Quality
The Company's non-performing assets at June 30, 2017 were $3.18 million as compared to $1.81 million at December 31, 2016 and $1.96 million at June 30, 2016. Non-performing assets to total assets at June 30, 2017 were 0.32% compared to 0.19% at December 31, 2016 and 0.22% at June 30, 2016.

Non-accrual loans were $2.95 million at June 30, 2017, compared to $1.55 million at December 31, 2016 and $1.70 million at June 30, 2016.  During the quarter, three relationships migrated to non-accrual status.  These relationships were previously identified as TDRs or exhibited negative financial trends which management had identified. OREO decreased to $233,000 at June 30, 2017, compared to $259,000 at both December 31, 2016 and June 30, 2016 due to a $26,000 writedown taken during the current quarter.

Troubled debt restructured loan balances amounted to $7.95 million at June 30, 2017, with all but $960,000 performing. This compared to $8.23 million at December 31, 2016 and $8.65 million at June 30, 2016.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches along with two Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Six Months Ended June 30, 2017 and 2016
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
INTEREST INCOME:
Loans, including fees	$8,733	$8,085	$17,136	$15,998
Securities:
Taxable	235	192	468	384
Tax-exempt	279	230	564	430
Interest-bearing deposits	102	32	174	65
Total Interest Income	9,349	8,539	18,342	16,877
INTEREST EXPENSE:
Deposits	1,063	945	2,101	1,828
Securities sold under agreements to repurchase	17	15	32	29
Federal Home Loan Bank ("FHLB") and other borrowings	147	147	292	295
Subordinated debt	164	163	329	328
Total Interest Expense	1,391	1,270	2,754	2,480
Net Interest Income	7,958	7,269	15,588	14,397
PROVISION FOR LOAN LOSSES	375	390	600	390
Net Interest Income after Provision for Loan Losses	7,583	6,879	14,988	14,007
NON-INTEREST INCOME:
Service fees on deposit accounts	161	137	311	273
Mortgage banking	474	281	900	515
Other loan fees	122	62	214	123
Earnings from investment in bank owned life insurance	138	110	274	219
Gain on sale of SBA loans	394	365	511	459
Net gain on sale of securities	-	-	-	72
Other income	249	211	453	398
Total Non-Interest Income	1,538	1,166	2,663	2,059
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,460	3,195	6,913	6,300
Occupancy and equipment	1,049	1,033	2,103	2,028
Professional	395	280	736	615
Insurance	53	57	101	104
FDIC insurance and assessments	108	105	231	210
Advertising	125	120	235	230
Data processing	125	135	255	270
Outside services fees	124	115	227	238
Amortization of identifiable intangibles	-	-	-	9
OREO expenses, impairment and sales, net	22	(45)	19	(26)
Loan workout expenses	139	18	166	98
Other operating	471	366	862	700
Total Non-Interest Expenses	6,071	5,379	11,848	10,776
Income before Income Taxes	3,050	2,666	5,803	5,290
INCOME TAX EXPENSE	922	939	1,873	1,870
Net Income	$2,128	$1,727	$3,930	$3,420
EARNINGS PER COMMON SHARE:
Basic	$0.25	$0.21	$0.47	$0.41
Diluted	$0.25	$0.20	$0.45	$0.40
Weighted average common shares outstanding:
Basic	8,372	8,323	8,363	8,319
Diluted	8,654	8,516	8,642	8,506

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$21,267	$19,844
Interest-bearing deposits in bank	23,431	22,233
Cash and cash equivalents	44,698	42,077

Securities available for sale	31,598	34,464
Securities held to maturity	55,750	57,843
Restricted investments, at cost	5,286	4,805
Loans held for sale	6,786	4,537
Loans	794,908	753,092
Allowance for loan losses	(9,953)	(9,565)
Net loans	784,955	743,527

OREO	233	259
Bank owned life insurance	21,303	21,029
Premises and equipment, net	5,215	4,662
Accrued interest receivable	2,337	2,234
Goodwill	18,109	18,109
Other assets	6,829	6,665

TOTAL ASSETS	$983,099	$940,211

LIABILITIES
Deposits:
Non-interest-bearing	$172,737	$160,104
Interest-bearing	637,988	616,463
Total Deposits	810,725	776,567

Securities sold under agreements to repurchase	25,823	19,915
FHLB and other borrowings	24,300	25,300
Subordinated debt	9,871	9,855
Accrued interest payable	94	100
Other liabilities	7,762	7,758

Total Liabilities	878,575	839,495

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,740,865 and 8,677,536 at June 30, 2017 and December 31, 2016, respectively
Outstanding – 8,428,771 and 8,365,442 at June 30, 2017 and December 31, 2016 respectively	79,394	79,056
Retained earnings	27,722	24,447
Treasury stock, at cost; 312,094 shares at June 30, 2017 and December 31, 2016	(2,396)	(2,396)
Accumulated other comprehensive loss	(196)	(391)
Total Shareholders' Equity	104,524	100,716

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$983,099	$940,211

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Selected Consolidated Earnings Data:	2017	2017	2016	2017	2016
Total Interest Income	$9,349	$8,993	$8,539	$18,342	$16,877
Total Interest Expense	1,391	1,363	1,270	2,754	2,480
Net Interest Income	7,958	7,630	7,269	15,588	14,397
Provision for Loan Losses	375	225	390	600	390
Net Interest Income after Provision for Loan Losses	7,583	7,405	6,879	14,988	14,007
Other Non-Interest Income	1,538	1,125	1,166	2,663	2,059
Other Non-Interest Expenses	6,071	5,777	5,379	11,848	10,776
Income before Income Taxes	3,050	2,753	2,666	5,803	5,290
Income Tax Expense	922	951	939	1,873	1,870
Net Income	$2,128	$1,802	$1,727	$3,930	$3,420

Per Common Share Data:
Basic Earnings	$0.25	$0.22	$0.21	$0.47	$0.41
Diluted Earnings	$0.25	$0.21	$0.20	$0.45	$0.40
Book Value	$12.40	$12.21	$11.51	$12.40	$11.51
Tangible Book Value(1)	$10.25	$10.05	$9.34	$10.25	$9.34
Average Common Shares Outstanding (in thousands):
Basic	8,372	8,341	8,323	8,363	8,319
Diluted	8,654	8,618	8,516	8,642	8,506

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Total Assets	$983,099	$967,073	$940,211	$909,170	$884,700
Investment Securities and Restricted Stock	92,634	94,850	97,112	82,677	84,246
Total Loans	794,908	762,687	753,092	753,982	726,414
Allowance for Loan Losses	(9,953)	(9,567)	(9,565)	(9,452)	(9,418)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	810,725	799,705	776,567	739,247	726,264
Repurchase Agreements	25,823	21,437	19,915	18,645	21,683
FHLB and Other Borrowings	24,300	24,300	25,300	35,300	23,800
Subordinated Debt	9,871	9,863	9,855	9,847	9,839
Shareholders' Equity	104,524	102,406	100,716	98,594	96,293

Asset Quality Data (by Quarter)
(dollars in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Nonaccrual Loans	$2,946	$1,511	$1,548	$1,587	$1,697
OREO	233	259	259	259	259
Total Non-Performing Assets	3,179	1,770	1,807	1,846	1,956

Troubled Debt Restructured Loans:
Performing	6,990	7,754	8,075	8,366	8,492
Non-Performing	960	405	157	157	158

Non-Performing Loans to Total Loans	0.37%	0.20%	0.21%	0.21%	0.23%
Non-Performing Assets to Total Assets	0.32%	0.18%	0.19%	0.20%	0.22%
Allowance as a % of Loans	1.25%	1.25%	1.27%	1.25%	1.30%

Capital Ratios

	June 30, 2017				December 31, 2016
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp	10.08%	8.95%	10.08%	12.40%	10.33%	8.94%	10.33%	12.76%
Two River Community Bank	11.14%	9.90%	11.14%	12.30%	11.49%	9.95%	11.49%	12.68%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%

*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	June 30, 2017			June 30, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$40,442	$102	1.01%	$19,378	$32	0.66%
Investment securities	94,123	514	2.18%	84,308	422	2.00%
Loans, net of unearned fees(1) (2)	779,508	8,733	4.49%	715,114	8,085	4.55%

Total Interest-Earning Assets	914,073	9,349	4.10%	818,800	8,539	4.19%

Non-Interest-Earning Assets:
Allowance for loan losses	(9,698)			(9,031)
All other assets	80,633			79,644

Total Assets	$985,008			$889,413

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$197,949	231	0.47%	$154,633	173	0.45%
Savings deposits	259,860	336	0.52%	226,545	275	0.49%
Money market deposits	63,841	26	0.16%	74,726	30	0.16%
Time deposits	131,209	470	1.44%	131,407	467	1.43%
Securities sold under agreements to repurchase	23,577	17	0.29%	19,440	15	0.31%
FHLB and other borrowings	24,303	147	2.43%	23,800	147	2.48%
Subordinated debt	9,868	164	6.65%	9,836	163	6.63%

Total Interest-Bearing Liabilities	710,607	1,391	0.79%	640,387	1,270	0.80%

Non-Interest-Bearing Liabilities:
Demand deposits	163,198			146,667
Other liabilities	7,854			6,901

Total Non-Interest-Bearing Liabilities	171,052			153,568

Stockholders’ Equity	103,349			95,458

Total Liabilities and Shareholders’ Equity	$985,008			$889,413

NET INTEREST INCOME		$7,958			$7,269

NET INTEREST SPREAD(3)			3.31%			3.39%

NET INTEREST MARGIN(4)			3.49%			3.57%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Six Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2017			June 30, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$39,359	$174	0.89%	$24,550	$65	0.53%
Investment securities	95,072	1,032	2.17%	81,738	814	1.99%
Loans, net of unearned fees(1) (2)	770,860	17,136	4.48%	704,964	15,998	4.56%

Total Interest-Earning Assets	905,291	18,342	4.09%	811,252	16,877	4.18%

Non-Interest-Earning Assets:
Allowance for loan losses	(9,671)			(8,913)
All other assets	78,119			77,860

Total Assets	$973,739			$880,199

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$194,943	443	0.46%	$152,631	324	0.43%
Savings deposits	258,189	663	0.52%	225,871	548	0.49%
Money market deposits	62,760	52	0.17%	74,293	60	0.16%
Time deposits	133,827	943	1.42%	127,420	896	1.41%
Securities sold under agreements to repurchase	21,488	32	0.30%	18,570	29	0.31%
FHLB and other borrowings	24,374	292	2.42%	23,983	295	2.47%
Subordinated debt	9,864	329	6.67%	9,832	328	6.67%

Total Interest-Bearing Liabilities	705,445	2,754	0.79%	632,600	2,480	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	158,219			145,544
Other liabilities	7,522			7,342

Total Non-Interest-Bearing Liabilities	165,741			152,886

Shareholders’ Equity	102,553			94,713

Total Liabilities and Shareholders’ Equity	$973,739			$880,199

NET INTEREST INCOME		$15,588			$14,397

NET INTEREST SPREAD(3)			3.30%			3.39%

NET INTEREST MARGIN(4)			3.47%			3.57%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Total shareholders' equity	$104,524	$102,406	$100,716	$98,594	$96,293	$104,524	$96,293
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$86,415	$84,297	$82,607	$80,485	$78,184	$86,415	$78,184

Common shares outstanding	8,429	8,389	8,365	8,358	8,366	8,429	8,366
Book value per common share	$12.40	$12.21	$12.04	$11.80	$11.51	$12.40	$11.51

Book value per common share	$12.40	$12.21	$12.04	$11.80	$11.51	$12.40	$11.51
Effect of intangible assets	(2.15)	(2.16)	(2.16)	(2.17)	(2.17)	(2.15)	(2.17)
Tangible book value per common share	$10.25	$10.05	$9.88	$9.63	$9.34	$10.25	$9.34

Return on average assets	0.87%	0.76%	1.08%	1.16%	0.78%	0.81%	0.78%
Effect of average intangible assets	0.01%	0.01%	0.02%	0.03%	0.02%	0.02%	0.02%
Return on average tangible assets	0.88%	0.77%	1.10%	1.19%	0.80%	0.83%	0.80%

Return on average equity	8.26%	7.18%	10.25%	10.81%	7.28%	7.73%	7.26%
Effect of average intangible assets	1.75%	1.56%	2.28%	2.48%	1.70%	1.66%	1.72%
Return on average tangible equity	10.01%	8.74%	12.53%	13.29%	8.98%	9.39%	8.98%

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com